                                                                  EXHIBIT (a)(3)

                               AMENDMENT NO. 2 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                   OF AMERICAN CENTURY TARGET MATURITIES TRUST

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 31st day of August, 2007, by the Trustees hereunder.

     WHEREAS,  the Target 2005 Fund was liquidated in accordance  with a Plan of
Liquidation, effective November 18, 2005; and

     WHEREAS,  the Target 2030 Fund was liquidated in accordance  with a Plan of
Liquidation, effective June 17, 2005; and

     WHEREAS,  the  Board  of  Trustees  has  determined  that it is in the best interest of American Century Target  Maturities Trust (the "Trust") to amend the
Trust's Amended and Restated  Agreement and Declaration of Trust to reflect such liquidation;

     NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated
Agreement and  Declaration  of Trust for the Trust is hereby  amended to reflect such actions by deleting the text thereof in its entirety and  inserting in lieu therefore the Schedule A attached hereto.

     IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Target Maturities Trust

/s/ Jonathan S. Thomas                      /s/ Peter F. Pervere
---------------------------------           ---------------------------------
Jonathan S. Thomas                          Peter F. Pervere

/s/ John Freidenrich                        /s/ Myron S. Scholes
---------------------------------           ---------------------------------
John Freidenrich                            Myron S. Scholes

/s/ Ronald J. Gilson                        /s/ John B. Shoven
---------------------------------           ---------------------------------
Ronald J. Gilson                            John B. Shoven

/s/ Kathryn A. Hall                         /s/ Jeanne D. Wohlers
---------------------------------           ---------------------------------
Kathryn A. Hall                             Jeanne D. Wohlers

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                                   SCHEDULE A

                    AMERICAN CENTURY TARGET MATURITIES TRUST

Pursuant to Article III,  Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof),  with the relative rights and preferences as described in Section 6:

SERIES                           CLASS                    DATE OF ESTABLISHMENT

Target 2010 Fund            Investor Class                     11/08/1984
                            Advisor Class                      08/01/1997

Target 2015 Fund            Investor Class                     09/01/1986
                            Advisor Class                      08/01/1997

Target 2020 Fund            Investor Class                     12/29/1989
                            Advisor Class                      08/01/1997

Target 2025 Fund            Investor Class                     02/16/1996
                            Advisor Class                      08/01/1997

This  Schedule  A shall  supersede  any  previously  adopted  Schedule  A to the
Declaration of Trust.

                                      A-1